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                                  EXHIBIT 10.2

                       (Settlement and Release Agreement)

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                                        2

                             SETTLEMENT AND RELEASE

         THIS SETTLEMENT AND RELEASE AGREEMENT (hereinafter referred to as the "Agreement") is made as of the 25th day of September, 2001, by and between American Consolidated Mining Co. ("ACMC") and Clifton Mining Company ("Clifton").

                                    RECITALS

         WHEREAS, ACMC executed a revolving loan agreement in favor of Clifton in the principal amount not to exceed $250,000, dated May 6, 1998 (the "Loan Agreement") which loans are memorialized by promissory notes (the "Notes"). The Loan Agreement and Notes are sometimes collectively and individually referred to hereinafter as the "Loan Documents";

         WHEREAS, ACMC is does not have the financial resources to repay the amounts owing under the Loan Documents; and

         WHEREAS, ACMC and Clifton desire to enter into a full settlement and release of the amounts owed under the Loan Documents upon the terms and condition set forth herein.


                                    AGREEMENT

         1. Payment of Consideration. On the Closing Date (as defined below) ACMC shall assign, convey, transfer and set over to Clifton and Clifton agrees to accept and acquire from ACMC the assets identified in Appendix A hereto (the "Assets").

         2. Release. In consideration for the Assets, on the Closing Date and without any further action by the parties hereto, Clifton releases and forever discharges ACMC agents, servants, employees, directors, attorneys, accountants, successors and assigns, and any and all persons, firms and corporations from any and all claims, fees, expenses, demands, damages, actions, causes of action or suits of whatever kind or nature which now exist or which may hereafter accrue, because of, for, arising out of or in any way connected with any transaction, arrangement or conduct that directly or indirectly involved or was in any way related to the Loan Documents.

         3. Conditions to Closing. The obligations of ACMC to be performed hereunder shall be subject to, at or prior to the Closing Date, the approval of this Agreement and the transaction contemplated hereby by the shareholders of ACMC. In the event such approval is not obtained on or before May 6, 2002, 2001, then this Agreement shall become null, void and of no further force or effect.

         4. Closing Date. The closing of this Agreement (the "Closing Date") shall take place with five (5) days after of the approval of this Agreement and the transaction contemplated hereby by the shareholders of ACMC.

         5. No Warranty. The Assets are being transferred and sold "as is" and Clifton assumes responsibility for determining the suitability of the Assets for its use. ACMC shall in no event be responsible for losses of any kind resulting from the use of the Assets. ACMC DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATING TO THE ASSETS OR ANY USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY WHATSOEVER AS TO THE FITNESS FOR A PARTICULAR USE OR THE MERCHANTABILITY OF THE ASSETS.

         6. Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of their provisions.

         7. Entire Agreement; Modification; Waiver. This Agreement, together with all documents delivered under it and any understandings referencing the agreement and acknowledged by both parties, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and those documents and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

         8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

         9. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding on, the successors, assigns, heirs, executors, and administrators of the parties to this Agreement. No assignment, however, of the rights and obligations of any party may be made by ACMC or Clifton, except with the other parties' written consent.

         10. Further Acts. Upon the request of Clifton, ACMC shall duly execute, acknowledge, and deliver all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest in Clifton and protect its right, title and interest in and enjoyment of the Assets and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

         11. Amendment. Neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated orally or by any act or failure to act, but only by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

         12. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

"ACMC"                                          "Clifton"

American Consolidated Mining Co.                Clifton Mining Company



By /s/ Steven J. Haslam                         By   /s/ William D. Moeller
   ------------------------------                  --------------------------
Its: President                                  Its: President







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                                   APPENDIX A

                                  (THE ASSETS)


Patented Mining Claims                              Lot or Survey Number

Laura                                                         # 56
Geronimo                                                      # 53
I.O.U. U.O. ME                                                # 54
Paymaster #2                                                  # 55
Fillmore                                                      # 3550
Monoco                                                        # 58
Maintainoma                                                   # 4393
New Baltimore                                                 # 4389

Furniture and Equipment

Copy Machine
Printer
Desk Chair
Miscellaneous Furniture
Flat Bed Truck
Trailer
Cable Dozer
Compressor
Matthew Drill Rig
Backhoe
Assay Furnace
Gold Hill Lots